Exhibit EX-99.g.2.

MUTUAL FUND RIDER TO THE GLOBAL CUSTODY

AGREEMENT

BETWEEN

ABERDEEN FUNDS

AND

JPMORGAN CHASE BANK, N.A.

Investment Company Rider to Global Custody Agreement Between JPMorgan Chase Bank, N.A., and Aberdeen Funds, on behalf of each fund listed on Schedule 6 of the Agreement, effective January 28, 2008.

The following modifications are made to the Agreement:

A.	Add a new Section 2.18 to the Agreement as follows:
2.18.	Compliance With Securities And Exchange Commission (“SEC”) Rule 17f-5 (“Rule 17f-5”).

(a)	Customer’s board of trustees (or equivalent body) (hereinafter ‘Board’) hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended (“1940 Act”)), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b)	In connection with the foregoing, Bank shall:

(i)	provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)	exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)

in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule
17f-5(c)(1)(i)-(iv);

(iv)	determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market. The contract shall include the provisions set out in rule
17f-5(c)(2)(i)(A)-(F) or, in lieu of some or all such provisions, may contain other provisions that the Bank, as Foreign Custody Manager, determines will provide, in their entirety, the same or a greater level of care and protection for the Foreign Assets as the specified provisions in their entirety;

(v)	have established and shall maintain a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition or placement of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

(c)	Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)	Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) based on the information that Bank provided to the Board, including in the Agreement, has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.
(e)	Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

B.	Add a new Section 2.19 to the Agreement as follows:

2.19.	Compliance with SEC Rule 17f-7 (“rule 17f-7”).

(a)	Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s foreign Assets at such Depository) and at which any foreign Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank’s Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. Bank shall monitor the custody risks associated with maintaining Customer’s foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.19(a) above.

(c)	Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Schedule 3 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Schedule 3 hereto, and as the same may be amended on notice to Customer from time to time.)

C.	Add the following after the first sentence of Section 5.1(a) of the Agreement: “At the request of Customer, Bank may, but need not, add to Schedule 1 an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity.”

D.	Add the following language as Sections 5.1(e), (f) and (g) of the Agreement:

(e)	The term Subcustodian as used herein shall mean the following:

(i)	a ‘U.S. Bank,’ which shall mean a U.S. bank as defined in rule 17f-5(a)(7);

(ii)	an ‘Eligible Foreign Custodian,’ which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

(iii)	For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

(f)	The term ‘securities depository’ as used herein when referring to a securities depository located outside the U.S. shall mean: an “Eligible Securities Depository” which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

(g)	The term “securities depository” as used herein when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in rule 17f-4(a).

Appendix 1-A

Information Regarding Country Risk

1.	To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

A	Opinions of local counsel concerning:

i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

B.	Written information concerning:

i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer’s Financial Assets.

ii.	Whether difficulties in converting Customer’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.	A market report with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

2.	To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

Market flashes, including with respect to changes in the information in market reports

SCHEDULE 2

ELIGIBLE SECURITIES DEPOSITORIES

COUNTRY	DEPOSITORY	INSTRUMENTS

ARGENTINA	CVSA (Caja de Valores S.A.)	Equity, Corporate Debt, Government Debt

	CRYL (Central de Registration y Liquidacion de Instrumentos de Endeudamiento Publico)	Government Debt

AUSTRALIA	Austraclear (ASX Austraclear Limited)	Corporate Debt, Money Market, Government Debt and Semi-Government Debt

	ASTC (ASX Settlement & Transfer Corporation Pty Ltd.)	Equity

AUSTRIA	OeKB (Oesterreichische Kontrollbank AG)	Equity, Corporate Debt, Government Debt

BAHRAIN	CSDR (Clearing, Settlement, Central Depository and Registry System)	Equity

BANGLADESH	CDBL (Central Depository Bangladesh Limited)	Equity, Government Debt

BELGIUM	Euroclear Belgium	Equity, Corporate Debt

	NBB (National Bank of Belgium)	Corporate Debt, Government Debt

BERMUDA	BSD (Bermuda Securities Depository)	Equity

BRAZIL	CBLC (Companhia Brasileira de Liquidacao e de Custodia)	Equity

	CETIP (Central de Custodia e de Liquidacao Financiera de Titulos Privados)	Corporate Debt

	SELIC (Sistema Especial de Liquidacao e Custodia)	Government Debt

BULGARIA	BNB (Bulgaria National Bank)	Government Debt

	CDAD (Central Depository A.D.)	Equity, Corporate Debt

COUNTRY	DEPOSITORY	INSTRUMENTS
CANADA	CDS (The Canadian Depository for Securities Limited)	Equity, Corporate, Government Debt

CHILE	DCV (Deposito Central de Valores S.A.)	Equity, Corporate Debt, Government Debt

CHINA, SHANGHAI	CSDCC, Shanghai Branch (China Securities Depository and Clearing Corporation Limited, Shanghai Branch)	Equity

CHINA, SHENZHEN	CSDCC, Shenzhen Branch (China Securities Depository and Clearing Corporation Limited, Shenzhen Branch)	Equity

COLOMBIA	DCV (Deposito Central de Valores)	Government Debt

	DECEVAL (Deposito Centralizado de Valores de Colombia S.A.)	Equity, Corporate Debt, Government Debt

CROATIA	CDA (Central Depository Agency Inc. – Stredisnja depozitarna agencija d.d.)	Equity, Corporate Debt, Government Debt

CYPRUS	CSD (Central Securities Depository)	Equity, Corporate Debt, Government Debt

CZECH REPUBLIC	SCP (Stredisko cennych papiru – Ceska republica)	Equity, Corporate Debt, Government Debt

	CNB (Ceska Narodni Banka)	Government Debt

DENMARK	VP (Vaerdipapircentralen A/S)	Equity, Corporate Debt, Government Debt

EGYPT	MCDR (Misr for Clearing, Depository and Central Registry)	Equity, Corporate Debt

	CBE (Central Bank of Egypt)	Government Debt

ESTONIA	ECDS (Estonian Central Depository for Securities Limited)	Equity, Corporate Debt, Government Debt

FINLAND	APK (Finnish Central Securities Depository Limited)	Equity, Corporate Debt, Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS
FRANCE	Euroclear France	Equity, Corporate Debt, Government Debt

GERMANY	CBF (Clearstream Banking AG)	Equity, Corporate Debt, Government Debt

GHANA	CSD (Bank of Ghana Central Securities Depository)	Government Debt

GREECE	CSD (Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry)	Equity, Corporate Debt

	BoG (Bank of Greece)	Government Debt

HONG KONG	HKSCC (Hong Kong Securities Clearing Company Limited)	Equity

	CMU (Central Moneymarkets Unit)	Corporate Debt, Government Debt

HUNGARY	KELER Zrt. (Central Clearing House and Depository (Budapest) Ltd.)	Equity, Corporate Debt, Government Debt

ICELAND	ISD (The Islandic Securities Depository)	Equity, Corporate Debt, Government Debt

INDIA	NSDL (National Securities Depository Limited)	Equity, Corporate Debt, Government Debt

	CDSL (Central Depository Services (India) Limited)	Equity

	RBI (Reserve Bank of India)	Government Debt

INDONESIA	KSEI (PT Kustodian Sentral Efek Indonesia)	Equity, Corporate Debt

	Bank Indonesia	Government Debt

INTERNATIONAL SECURITIES MARKET	Euroclear Bank S.A./N.V.	Internationally Traded Debt, Equity

IRELAND	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)	Equity, Corporate Debt

ISRAEL	TECH (Tel Aviv Stock Exchange Clearing House Ltd.)	Equity, Corporate Debt, Government Debt

ITALY	Monte Titoli S.p.A.	Equity, Corporate Debt, Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS
IVORY COAST	DC/BR (Le Depositaire Central / Banque de Reglement)	Equity

JAMAICA	JCSD (Jamaica Central Securities Depository)	Equity, Corporate Debt, Government Debt

JAPAN	JASDEC (Japan Securities Depository Center, Incorporated)	Equity, Convertible Debt

	BoJ (Bank of Japan)	Registered Government Debt

JORDAN	SDC (Securities Depository Center)	Equity, Corporate Debt

KAZAKHSTAN	CSD (Central Securities Depository CJSC)	Equity

KENYA	CBCD (Central Bank Central Depository)	Government Debt

	CDSC (Central Depository & Settlement Corporation Limited)	Equity, Corporate Debt

KUWAIT	KCC (The Kuwait Clearing Company S.A.K.)	Equity, Corporate Debt

LATVIA	LCD (Latvian Central Depository)	Equity, Corporate Debt, Government Debt

LEBANON	Midclear S.A.L. (Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East S.A.L.)	Equity

	BDL (Banque du Liban)	Government Debt

LITHUANIA	CSDL (Central Securities Depository of Lithuania)	Equity, Corporate Debt, Government Debt

LUXEMBOURG	CBL (Clearstream Banking, S.A.)	Equity

MALAYSIA	Bursa Depository (Bursa Malaysia Depository Sdn Bhd)	Equity, Corporate Debt

	BNM (Bank Negara Malaysia)	Government Debt

MALTA	CSD (The Central Securities Depository)	Equity, Corporate Debt, Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS
MAURITIUS	CDS (Central Depository and Settlement Company Limited) BOM (Bank of Mauritius)	Equity, Corporate Debt Government Debt

MEXICO	INDEVAL (S.D. INDEVAL S.A. de C.V.)	Equity, Corporate Debt, Government Debt

MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt

NETHERLANDS	Euroclear Nederland	Equity, Corporate Debt, Government Debt

NEW ZEALAND	NZCSD (New Zealand Central Securities Depository)	Equity, Corporate Debt, Government Debt

NIGERIA	CSCS (Central Securities Clearing System Limited)	Equity, Corporate Debt, Government Debt

NORWAY	VPS (Verdipapirsentralen ASA)	Equity, Corporate Debt, Government Debt

OMAN	MDSRC (The Muscat Depository and Securities Registration Company, S.A.O.C.)	Equity, Corporate Debt

PAKISTAN	CDC (Central Depository Company of Pakistan Limited)	Equity, Corporate Debt

	SBP (State Bank of Pakistan)	Government Debt

PANAMA	LATINCLEAR (Central Latinoamericana de Valores, S.A.)	Equity, Corporate Debt, Government Debt

PERU	CAVALI (CAVALI ICLV S.A.)	Equity, Corporate Debt, Government Debt

PHILIPPINES	PDTC (Philippine Depository and Trust Corp.)	Equity, Corporate Debt

	RoSS (Bangko Sentral ng Pilipinas / Register of Scripless Securities)	Government Debt

POLAND	NDS (National Depository for Securities S.A.)	Equity, Long-Term Government Debt

	RPW (Registry of Securities)	Short-Term Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS
PORTUGAL	INTERBOLSA (Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)	Equity, Corporate Debt, Government Debt

QATAR	DSM (Doha Securities Market)	Equity

ROMANIA	CD S.A. (Central Depository S.A.)	Equity, Corporate Debt

	NBR (National Bank of Romania)	Government Debt

RUSSIA	VTB (Vneshtorgbank)	Government Debt (Ministry of Finance Bonds)

	NDC (The National Depository Center)	Corporate Debt, Government Debt (GKOs/OFZs)

SAUDI ARABIA	Tadawul	Equity

	SAMA (Saudi Arabian Monetary Authority)	Government Debt

SERBIA	CSD (Central Register and Central Depository for Securities)	Equity, Corporate Debt, Government Debt

SINGAPORE	CDP (The Central Depository (Pte) Limited)	Equity, Corporate Debt

	MAS (Monetary Authority of Singapore)	Government Debt

SLOVAK REPUBLIC	CDCP (Centralny depozitar cennych papierov SR, a.s.)	Equity, Corporate Debt, Government Debt

	NBS (National Bank of Slovakia)	Government Debt

SLOVENIA	KDD (Centralna klirinsko depotna druzba d.d.)	Equity, Corporate Debt, Government Debt

SOUTH AFRICA	Strate Central Securities Depository (Strate Ltd.)	Equity, Corporate Debt, Government Debt

SOUTH KOREA	KSD (Korea Securities Depository)	Equity, Corporate Debt, Government Debt

SPAIN	IBERCLEAR (Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A.)	Equity, Corporate Debt, Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS
SRI LANKA	CDS (Central Depository System (Private) Limited)	Equity, Corporate Debt

	LankaSecure	Government Debt

SWEDEN	VPC (Vardepapperscentralen AB)	Equity, Corporate Debt, Government Debt

SWITZERLAND	SIS (SIS SegaInterSettle AG)	Equity, Corporate Debt, Government Debt

TAIWAN	TDCC (Taiwan Depository and Clearing Corporation)	Equity, Corporate Debt, Government Debt

THAILAND	TSD (Thailand Securities Depository Company Limited)	Equity, Corporate Debt, Government Debt

TUNISIA	STICODEVAM (Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres)	Equity, Corporate Debt, Government Debt

TURKEY	Central Registry Agency (CRA)	Equity, Corporate Debt

	CBoT (Central Bank of Turkey)	Government Debt

UKRAINE	NBU (National Bank of Ukraine)	Government Debt

	MFS (Interregional Securities Union)	Corporate Debt, Selected Equity

UNITED ARAB EMIRATES—DFM	DFM (Dubai Financial Market Clearing House)	Equity, Corporate Debt, Government Debt

UNITED ARAB EMIRATES—DIFX	DIFX (Dubai International Financial Exchange Central Securities Depository and Registry)	Equity, Corporate Debt

UNITED ARAB EMIRATES—ADSM	ADSM (Abu Dhabi Securities Market)	Equity, Corporate Debt, Government Debt

UNITED KINGDOM	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)	Equity, Corporate Debt, Government Debt

UNITED STATES	DTC (The Depository Trust Company)	Equity, Corporate Debt

	FRB (Federal Reserve Bank)	Government Debt, Mortgage Back Debt

URUGUAY	BCU (Banco Central del Uruguay)	Government Debt

COUNTRY	DEPOSITORY	INSTRUMENTS
VENEZUELA	BCV (Banco Central de Venezuela)	Government Debt

	CVV (Caja Venezolana de Valores, S.A.)	Equity, Corporate Debt, Money Market

VIETNAM	VSD (Vietnam Securities Depository)	Equity, Corporate Debt, Government Debt

ZAMBIA	CSD (LuSE Central Shares Depository Limited)	Equity, Government Debt

	BoZ (Bank of Zambia)	Government Debt